                                                                      EXHIBIT 23


                       CAPSTEAD SECURITIES CORPORATION IV
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-42337) of Capstead Securities Corporation IV pertaining to the issuance of a maximum $5 billion aggregate principal balance of collateralized mortgage obligations and in the related prospectus and prospectus supplements of our report dated January 21, 1998, with respect to the financial statements of Capstead Securities Corporation IV included in this Annual Report (Form 10-K) for the year ended December 31, 1997.






                                                               ERNST & YOUNG LLP








Dallas, Texas
March 20, 1998